Exhibit 99.1

HCC Announces Record 2004 Results and Provides 2005 Earnings Guidance

    HOUSTON--(BUSINESS WIRE)--Feb. 15, 2005--HCC Insurance Holdings, Inc. (NYSE:HCC) today reported results for the fourth quarter and for the full year that ended December 31, 2004.
    Earnings from continuing operations in the fourth quarter 2004 more than doubled to $52.2 million, or $0.78 per diluted share, from $17.8 million, or $0.27 per diluted share, in the same period of 2003. Earnings from continuing operations for the full year 2004 grew 45% to $159.0 million, or $2.41 per diluted share, from $106.9 million, or $1.66 per diluted share, in 2003.
    Net earnings for the fourth quarter 2004 increased to $56.2 million, or $0.84 per diluted share, compared to $50.5 million, or $0.77 per diluted share, for the same period in 2003. Net earnings for the full year 2004 increased to $163.0 million, or $2.47 per diluted share, compared to $143.6 million, or $2.23 per diluted share, for the full year 2003.
    Net earnings include earnings and a gain from the sale of the Company's retail benefits broker in December 2003 amounting to $0.57 per diluted share and an earnout adjustment of $0.06 per diluted share in 2004, all recorded as discontinued operations.
    Stephen L. Way, Chairman and Chief Executive Officer, said, "2004 was the best year in our history and we are confident of improving on this in 2005." Mr. Way added, "We have averaged more than 15% return on shareholders' equity over the past ten years and this continues to be the standard we have as our goal for the future."
    The Company is providing 2005 net earnings guidance with a range between $3.15 and $3.25 per diluted share. This represents 28% earnings per diluted share growth and a 17% return on shareholders' equity at the bottom end of the range, despite dilution from the equity offering in December 2004 and the expensing of stock options. The Company expects total revenue to increase approximately 20% in 2005, predominantly due to growth of net earned premium by 25% and investment income by 25%. The GAAP combined ratio is expected to be approximately 88% without any consideration for potential catastrophe activity during the coming year.
    Total revenue for the full year 2004 increased by 36% to $1.3 billion compared to 2003, driven by significant increases in net earned premium, fee and commission income and investment income. The Company anticipates continued revenue growth in 2005.
    Comparing the full year 2004 to the previous year, the Company's insurance company subsidiaries' net written premium increased 28% to $1.1 billion and net earned premium increased 37% to $1.0 billion. Premium growth is due to a reduction in ceded reinsurance, organic growth and acquisitions made. During the same period, gross written premium reached a record $2.0 billion, growing 14% from the previous year. Although gross premium growth will slow substantially as the Company stays very disciplined in its underwriting standards, the Company expects net premium to continue to rise through at least 2005, due to increased retentions in all non-catastrophe lines of business.
    For the full year 2004 compared to the same period in 2003, fee and commission income increased 28% to $182.3 million, primarily due to organic growth of existing lines of business. Fee and commission income will reduce in 2005 due to the integration of one of the Company's largest underwriting agencies into an affiliated insurance company and the general reduction in ceded reinsurance.
    In 2004, cash flow from operations continued very strong rising 27% to a record $668.7 million from $528.1 million in the previous year. During the same period, net investment income grew 37% to $64.9 million, primarily due to substantially increased investment assets resulting from increased net loss reserves due to higher retentions, as well as the significant cash flow from operations. Investment income growth is expected to continue for at least the next few years.
    During the fourth quarter of 2004, the Company reached an agreement with various reinsurers to commute certain reinsurance recoverables relating to various lines of business. These transactions resulted in the Company receiving cash payments of approximately $79.0 million from the reinsurers in consideration for reassuming any losses, but did not have a material effect on net earnings. It is expected that future investment income together with the final settlement of these claims within the reserves held, will benefit the Company's results in future years.
    Management has been very proactive about commuting some of its reinsurance recoverables and will continue to do this where it is in the best interest of the Company. Management has a positive view of commutations as they result in increased future investment income and a reduction in the amount of recoverables. Recoverables are expected to stabilize in the second half of 2005, as outstanding losses are settled and the reduction in ceded reinsurance substantially reduces new recoverables.
    As part of the Company's annual reserve review, at year-end 2004 the Company determined that there was substantial redundancy in the $55.0 million net reserve set up in the third quarter 2004 to cover the multiple hurricanes and has therefore reduced the overall reserve by approximately $21.9 million. This redundancy was a result of the reassessment of the Company's net position after reinsurance once more claim information became available. The Company's gross loss reduced from $110.0 million to $89.9 million. In addition, the Company has strengthened its reserves in its discontinued lines to bring them comfortably above the actuarial point estimates. The net result of the reserve adjustments had no material effect on net earnings.
    As of December 31, 2004, total assets increased 22% to $5.9 billion; total investments increased 45% to $2.5 billion; shareholders' equity increased 26% to $1.3 billion; and book value per share increased 19% to $19.45, all compared to December 31, 2003 and all at record levels. See attached tables.
    HCC will hold an open conference call beginning at 4:00 p.m. Central Time on Tuesday, February 15. To participate, the number for domestic calls is 866-261-2650 and the number for international calls is 703-639-1221. In addition, there will be a live webcast available on a listen-only basis that can be accessed through the HCC website at www.hcch.com. A replay of the webcast will be available until Tuesday, February 22, 2005.
    HCC is an international holding company and a leading specialty insurance group since 1974, headquartered in Houston, Texas, with offices in Bermuda, Spain and the UK. HCC has assets of $5.9 billion, shareholders' equity of $1.3 billion and is rated AA (Very Strong) by Standard & Poor's and A+ (Superior) by A.M. Best Company.

    For more information, visit our website at www.hcch.com.

    Forward-looking statements contained in this press release are made under "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. The types of risks and uncertainties which may affect the Company are set forth in its periodic reports filed with the Securities and Exchange Commission.



                     HCC Insurance Holdings, Inc.
                         Financial Highlights
                           December 31, 2004
             (amounts in thousands, except per share data)


Three Months Ended December 31,                    2004        2003
---------------------------------------------- ----------- -----------

Gross written premium                            $504,233    $440,127

Net written premium                               305,110     199,375

Net earned premium                                293,369     202,918

Fee and commission income                          46,513      37,322

Net investment income                              19,271      12,476

Other operating income                              5,189       4,948

Total revenue                                     365,669     257,839

Earnings from continuing operations                52,213      17,781

Earnings from continuing operations per share
 (diluted)                                           0.78        0.27

Net earnings                                       56,239      50,460

Earnings per share (diluted)                         0.84        0.77

Cash flow from operations                         318,124     202,208

Weighted average shares outstanding (diluted)      66,836      65,111

GAAP net loss ratio                                  57.7%       73.7%

GAAP combined ratio                                  85.5%       96.6%

                                                 December    December
                                                 31, 2004    31, 2003
                                               ----------- -----------

Total investments                              $2,468,491  $1,707,300

Total assets                                    5,933,437   4,875,206

Shareholders' equity                            1,323,665   1,046,920

Debt to total capital                                19.0%       22.9%

Book value per share                               $19.45      $16.37


                     HCC Insurance Holdings, Inc.
                         Financial Highlights
                           December 31, 2004
             (amounts in thousands, except per share data)


Twelve Months Ended December 31,                   2004        2003
---------------------------------------------- ----------- -----------

Gross written premium                          $1,975,153  $1,739,894

Net written premium                             1,105,519     865,502

Net earned premium                              1,010,692     738,272

Fee and commission income                         182,349     142,615

Net investment income                              64,885      47,335

Other operating income                             19,406      13,215

Total revenue                                   1,283,154     941,964

Earnings from continuing operations               159,021     106,877

Earnings from continuing operations per share
 (diluted)                                           2.41        1.66

Net earnings                                      163,025     143,561

Earnings per share (diluted)                         2.47        2.23

Cash flow from operations                         668,703     528,098

Weighted average shares outstanding (diluted)      65,884      64,384

GAAP net loss ratio                                  63.8%       66.2%

GAAP combined ratio                                  90.7%       91.0%

                                                 December    December
                                                 31, 2004    31, 2003
                                               ----------- -----------

Total investments                              $2,468,491  $1,707,300

Total assets                                    5,933,437   4,875,206

Shareholders' equity                            1,323,665   1,046,920

Debt to total capital                                19.0%       22.9%

Book value per share                               $19.45      $16.37

             HCC Insurance Holdings, Inc. and Subsidiaries

                 Condensed Consolidated Balance Sheets

                       (unaudited, in thousands)

                               December 31, 2004   December 31, 2003
                              ------------------- --------------------
ASSETS

Investments:
   Fixed income securities            $1,703,171           $1,164,166
   Short-term investments                729,985              518,482
   Other investments                      35,335               24,652
                              ------------------- --------------------
      Total investments                2,468,491            1,707,300

Cash                                      69,933               96,416
Restricted cash and cash
 investments                             188,510              210,301
Premium, claims and other
 receivables                             923,638              909,941
Reinsurance recoverables               1,098,999              916,190
Ceded unearned premium                   317,055              291,591
Ceded life and annuity
 benefits                                 74,627               77,548
Deferred policy acquisition
 costs                                   139,199              106,943
Goodwill                                 444,031              386,507
Other assets                             208,954              172,469
                              ------------------- --------------------

      Total assets                    $5,933,437           $4,875,206
                              =================== ====================

LIABILITIES

Loss and loss adjustment
 expense payable                      $2,089,199           $1,535,288
Life and annuity policy
 benefits                                 74,627               77,548
Reinsurance balances payable             228,998              296,916
Unearned premium                         741,706              592,311
Deferred ceding commissions               94,896               88,129
Premium and claims payable               795,576              756,469
Notes payable                            311,277              310,404
Accounts payable and accrued
 liabilities                             273,493              171,221
                              ------------------- --------------------

      Total liabilities                4,609,772            3,828,286

SHAREHOLDERS' EQUITY

Common stock                              68,038               63,964
Additional paid-in capital               566,776              447,671
Retained earnings                        651,216              509,159
Accumulated other
 comprehensive income                     37,635               26,126
                              ------------------- --------------------

      Total shareholders'
       equity                          1,323,665            1,046,920
                              ------------------- --------------------

      Total liabilities and
       shareholders' equity           $5,933,437           $4,875,206
                              =================== ====================


             HCC Insurance Holdings, Inc. and Subsidiaries

             Condensed Consolidated Statements of Earnings

           (unaudited, in thousands, except per share data)


                                                  Three months ended
                       Years ended December 31,      December 31,
                          2004        2003        2004        2003
                       ----------- ----------- ----------- -----------

REVENUE
Net earned premium     $1,010,692    $738,272    $293,369    $202,918
Fee and commission
 income                   182,349     142,615      46,513      37,322
Net investment income      64,885      47,335      19,271      12,476
Net realized investment
 gain                       5,822         527       1,327         175
Other operating income     19,406      13,215       5,189       4,948
                       ----------- ----------- ----------- -----------

      Total revenue     1,283,154     941,964     365,669     257,839

EXPENSE
Loss and loss
 adjustment expense,
 net                      645,230     488,652     169,151     149,587
Operating expense:
   Policy acquisition
    costs, net            224,323     138,212      66,508      35,165
   Compensation expense    88,570      82,947      23,693      25,035
   Other operating
    expense                75,904      57,966      26,055      18,461
                       ----------- ----------- ----------- -----------
      Total operating
       expense            388,797     279,125     116,256      78,661

Interest expense            8,374       7,453       2,356       1,956
                       ----------- ----------- ----------- -----------

      Total expense     1,042,401     775,230     287,763     230,204
                       ----------- ----------- ----------- -----------

      Earnings from
       continuing
       operations
       before income
       tax provision      240,753     166,734      77,906      27,635
Income tax provision
 from continuing
 operations                81,732      59,857      25,693       9,854
                       ----------- ----------- ----------- -----------
Earnings from
 continuing operations    159,021     106,877      52,213      17,781
Earnings from
 discontinued
 operations, net of tax     4,004      36,684       4,026      32,679
                       ----------- ----------- ----------- -----------

      Net earnings       $163,025    $143,561     $56,239     $50,460
                       =========== =========== =========== ===========

Basic earnings per
 share data:
Earnings from
 continuing operations      $2.45       $1.69       $0.79       $0.28
Earnings from
 discontinued
 operations                  0.06        0.58        0.06        0.51
                       ----------- ----------- ----------- -----------
Net earnings                $2.51       $2.27       $0.85       $0.79
                       =========== =========== =========== ===========
Weighted average shares
 outstanding               64,838      63,279      65,866      63,875
                       =========== =========== =========== ===========

Diluted earnings per
 share data:
Earnings from
 continuing operations      $2.41       $1.66       $0.78       $0.27
Earnings from
 discontinued
 operations                  0.06        0.57        0.06        0.50
                       ----------- ----------- ----------- -----------
Net earnings                $2.47       $2.23       $0.84       $0.77
                       =========== =========== =========== ===========
Weighted average shares
 outstanding               65,884      64,384      66,836      65,111
                       =========== =========== =========== ===========
Cash dividends
 declared, per share         $.32        $.28       $.085       $.075
                       =========== =========== =========== ===========


             HCC Insurance Holdings, Inc. and Subsidiaries

            Condensed Consolidated Statements of Cash Flows

                       (unaudited, in thousands)

                                 Years ended       Three months ended
                                 December 31,         December 31,
                                 2004      2003      2004      2003
                              --------- --------- --------- ----------

Cash flows from operating
 activities:
  Net earnings                $163,025  $143,561   $56,239    $50,460
  Adjustments to reconcile
   net earnings to net cash
   provided by operating
   activities:
      Change in premium,
       claims and other
       receivables               7,505  (130,881)   34,772     55,568
      Change in reinsurance
       recoverables           (178,094) (117,256)   14,717     (9,548)
      Change in ceded
       unearned premium        (22,504) (127,367)    2,291    (36,190)
      Change in loss and loss
       adjustment payable
       expense payable         538,374   379,998   146,263    128,445
      Change in reinsurance
       balances payable        (69,647)  130,257   (50,235)    44,941
      Change in unearned
       premium                 122,317   261,261    12,642     33,610
      Change in premium and
       claims payable,
       net of restricted cash   58,215   (25,494)   18,304    (95,031)
      Gains on dispositions
       of subsidiaries              --   (52,681)       --    (52,681)
      Depreciation and
       amortization expense     16,139    12,828     4,468      4,343
      Other, net                33,373    53,872    78,663     78,291
                              --------- --------- --------- ----------
         Cash provided by
          operating
          activities           668,703   528,098   318,124    202,208

Cash flows from investing
 activities:
    Sales of fixed income
     securities                253,398   167,357    53,907     35,473
    Maturity or call of fixed
     income securities         154,357   142,652    43,932     30,404
    Disposition of
     subsidiaries and other
     operating investments          --    82,618        --     65,772
    Change in short-term
     investments              (160,229) (202,904) (165,208)   (88,103)
    Cost of securities
     acquired                 (935,053) (694,211) (306,052)  (173,720)
    Payments for purchase of
     subsidiaries,
     net of cash received      (93,543)  (16,680)  (15,097)        --
    Other, net                     268   (17,655)   (7,021)     1,440
                              --------- --------- --------- ----------
         Cash used by
          investing
          activities          (780,802) (538,823) (395,539)  (128,734)

Cash flows from financing
 activities:
    Issuance of notes
     payable, net of costs      29,000   174,845    17,000     40,000
    Sale of common stock, net
     of costs                  116,777    20,279   102,138      2,803
    Payments on notes payable  (40,176) (108,813)  (27,889)   (40,090)
    Dividends paid and other,
     net                       (19,985)  (19,476)   (5,501)    (4,775)
                              --------- --------- --------- ----------
         Cash provided (used)
          by financing
          activities            85,616    66,835    85,748     (2,062)
                              --------- --------- --------- ----------

         Net change in cash    (26,483)   56,110     8,333     71,412

         Cash at beginning of
          period                96,416    40,306    61,600     25,004
                              --------- --------- --------- ----------

         Cash at end of
          period               $69,933   $96,416   $69,933    $96,416
                              ========= ========= ========= ==========


                     HCC Insurance Holdings, Inc.
                       Insurance Company Premium
                           December 31, 2004
                           ($ in thousands)

                                        4th Qtr    4th Qtr    Change
                                          2004       2003        %
                                       ---------- ---------- ---------
GROSS WRITTEN

Group life, accident & health           $143,657   $139,332       3%
Diversified financial products           250,452    153,311      63
London market account                     26,957     34,087     (21)
Aviation                                  54,967     49,438      11
Other specialty lines                     28,909     43,595      nm
                                       ---------- ---------- ---------
                                         504,942    419,763      20%

Discontinued lines                          (709)    20,364      nm
                                       ---------- ---------- ---------
                                        $504,233   $440,127      15%
                                       ========== ========== =========

NET WRITTEN

Group life, accident & health            $94,824    $66,324      43%
Diversified financial products           136,873     49,143     179
London market account                     14,922     20,046     (26)
Aviation                                  35,123     23,682      48
Other specialty lines                     22,665     19,424      nm
                                       ---------- ---------- ---------
                                         304,407    178,619      70%

Discontinued lines                           703     20,756      nm
                                       ---------- ---------- ---------
                                        $305,110   $199,375      53%
                                       ========== ========== =========

NET EARNED PREMIUM

Group life, accident & health            $97,968    $69,756      40%
Diversified financial products           103,125     43,163     139
London market account                     27,769     35,839     (23)
Aviation                                  34,965     24,757      41
Other specialty lines                     22,244      9,060      nm
                                       ---------- ---------- ---------
                                         286,071    182,575      57%

Discontinued lines                         7,298     20,343      nm
                                       ---------- ---------- ---------
                                        $293,369   $202,918      45%
                                       ========== ========== =========


                     HCC Insurance Holdings, Inc.
                       Insurance Company Premium
                           December 31, 2004
                           ($ in thousands)

                                     Full Year   Full Year    Change
                                        2004        2003         %
                                    ----------- ----------- ----------
GROSS WRITTEN

Group life, accident & health         $584,747    $565,494        3%
Diversified financial products         857,299     553,501       55
London market account                  178,950     223,149      (20)
Aviation                               204,963     214,718       (5)
Other specialty lines                  133,964      73,475       nm
                                    ----------- ----------- ----------
                                     1,959,923   1,630,337       20%

Discontinued lines                      15,230     109,557       nm
                                    ----------- ----------- ----------
                                    $1,975,153  $1,739,894       14%
                                    =========== =========== ==========

NET WRITTEN

Group life, accident & health         $343,996    $299,913       15%
Diversified financial products         404,870     183,560      121
London market account                  107,509     155,987      (31)
Aviation                               144,687      99,447       45
Other specialty lines                   83,980      36,837       nm
                                    ----------- ----------- ----------
                                     1,085,042     775,744       40%

Discontinued lines                      20,477      89,758       nm
                                    ----------- ----------- ----------
                                    $1,105,519    $865,502       28%
                                    =========== =========== ==========

NET EARNED PREMIUM

Group life, accident & health         $343,913    $290,009       19%
Diversified financial products         310,809     123,562      152
London market account                  111,341     137,572      (19)
Aviation                               127,248      97,536       30
Other specialty lines                   69,089      12,443       nm
                                    ----------- ----------- ----------
                                       962,400     661,122       46%

Discontinued lines                      48,292      77,150       nm
                                    ----------- ----------- ----------
                                    $1,010,692    $738,272       37%
                                    =========== =========== ==========


                     HCC Insurance Holdings, Inc.
                   Consolidated Insurance Companies
                            Net Loss Ratios
                           December 31, 2004
                           ($ in thousands)

                      Full Year 2004              Full Year 2003
               ---------------------------- --------------------------
 Line of       Net Earned   Actual   Loss   Net Earned  Actual   Loss
 Business        Premium    Losses   Ratio   Premium    Losses   Ratio
-----------    ----------- --------- ------ --------- --------- ------
Group life,
 accident &
 health          $343,913  $229,389   66.7% $290,009  $178,561   61.6%

Diversified
 financial
 products         310,809   147,970   47.6   123,562    59,112   47.8

London market
 account          111,341    73,428   65.9   137,572    73,254   53.2

Aviation          127,248    80,458   63.2    97,536    59,952   61.5

Other specialty
 lines             69,089    43,866   63.5    12,443     7,728   62.1

               ----------- --------- ------ --------- --------- ------
                  962,400   575,111   59.8   661,122   378,607   57.3

Discontinued
 lines             48,292    70,119  145.2    77,150   110,045  142.6

               ----------- --------- ------ --------- --------- ------
Total          $1,010,692  $645,230   63.8% $738,272  $488,652   66.2%
               =========== ========= ====== ========= ========= ======



    CONTACT: HCC Insurance Holdings, Inc., Houston
             L. Byron Way, 713-690-7300